UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1, AMENDMENT 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCONN INDUSTRIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	7200	27-3816969
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

___________________________________________________________________________

Daws House 33-35 Daws Lane London, England NW7 4SD 0-808-189-1222 (Address and telephone number of registrant's executive office)	State Agent and Transfer Syndicate, Inc. 112 North Curry Street Carson, City 89703-4934 775-882-1013 (Name, address and telephone number of agent for service)

__________________________________________________________________________

With a Copy to:

Karen A. Batcher, Esq.

Synergen Law Group, APC

819 Anchorage Place, Suite 28, Chula Vista, CA 91914

 Phone: 619-475-7882 Fax: 866-352-4342

Email: kbatcher@synergenlaw.com

From time to time after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

                Large accelerated filer        |__|                                                         Accelerated filer                                   |__|

                Non-accelerated filer          |__|                                                         Smaller reporting company               | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (3)	AMOUNT OF REGISTRATION FEE (1)
Common Stock	5,200,000	$0.01 per share	$52,000	$7.09

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common      stock was $0.002 per share for 6,500,000 shares to officers and a director, and $0.005 per share for 5,200,000 shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
Oconn Industries Corp.
5,200,000 SHARES OF COMMON STOCK
$0.01 PER SHARE

Date of Prospectus: Subject to Completion

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not quoted on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" beginning on page 8 of this prospectus.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders named in this prospectus are offering the 5,200,000 shares of our common stock offered through this prospectus. The 5,200,000 shares offered by the selling shareholders represent 44% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.01 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.01	None	$0.01
Total	$52,000	None	$52,000

Our common stock is presently not quoted on any market or securities exchange.  The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock are quoted on the OTC Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the OTC Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes quoted on the OTC Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “the Company” or “Oconn Industries” refers to Oconn Industries Corp.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  Prospective investors are urged to read the entire prospectus before making an investment decision to purchase our common shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

We were incorporated on October 26, 2010 under the laws of the state of Nevada.  Our principal offices are located at Daws House, 33-35 Daws Lane, London, England NW7 4SD. Our telephone number is 0-808-189-1222. We intend to provide web-based ‘match making’ and ‘relationship building’ services.  We are a development stage company and have not yet commenced business operations or generated any revenues.   We have been issued a "substantial doubt" going concern opinion from our auditors and we will need additional financing of $215,000 to conduct proposed operations for the next twelve months.

At the time of filing this registration statement the company has begun the development of a corporate website using the following URL: (www.charmslove.com), raised $39,000 in share capital and completed an audit of the company’s financial statements ended July 31, 2012 and interim financial statements ended October 31, 2012. We have yet to implement our business plan.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.   As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled "AS AN "EMERGING GROWTH COMPANY" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (JOBS), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS."

At our quarter ended, October 31, 2012 we had assets of $34,139 made up of cash and prepaid legal fees and a cumulative net loss of ($7,851). Our current monthly burn rate is approximately $2,500 and our current capital will last the company less than 10 months. Our budget to complete our plan of operations is $215,000. The estimated costs associated with this offering are approximately $15,000 leaving us with approximately post-offering cash assets of $23,127 as of October 31, 2012. The current burn rate is primarily made up of the costs associated with being a reporting issuer and is projected to increase substantially once operations begin.

The Offering:

Securities Being Offered	Up to 5,200,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin Board.

There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the OTC Bulletin Board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 5,200,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion but in no event later than two years from the effective date of this registration statement. (Date of expiration will be provided for this continuous offering once known)

Securities Issued and to be Issued

5,200,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

 The purpose of this offering is to offer existing shareholders (other than officers and directors) the opportunity to benefit from a trading market, if one develops in response to the Company’s future performance.  Depending on the level of market interest, the Company may consider selling additional shares to new investors to help fund working capital requirements and expand the scope of business. The Company is aware of the fact that the creation of a secondary market of shares for sale may have an adverse effect on our ability to raise capital in the future. The Company is not contractually obligated to file the S-1.

Summary Financial Information

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of October 31, 2012 (Audited)
Balance Sheet
Total Assets	$34,139
Total Liabilities	$2,990
Stockholders' Equity	$31,149
Period from October 26, 2010 (date of inception)
To October 31, 2012 (Audited)
Income Statement
Revenue	$-
Total Expenses	$7,851
Net Loss	$(7,851)

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated With Oconn Industries Corp.:

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  We have not yet generated any revenues and if we cannot generate sufficient revenues to operate profitably; we may suspend or cease operations.

We were incorporated on October 26, 2010, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to October 31, 2012 was $7,851.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

·         Our ability to attract customers who will buy our services,

·         Our ability to generate revenue through the sale of our services.

WE INTEND TO ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 11,700,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

At July 31, 2012, we had cash on hand of $29,339, and we have accumulated a deficit of ($7,851) in business development expenses.  The estimated costs associated with this offering are approximately $15,000 leaving us with post-offering cash assets of $23,127 as of October 31, 2012. The current burn rate is the cost associated with costs of being a reporting issuer and is projected to increase substantially once operations begin.

We anticipate that additional funding will be needed for general administrative expenses, website creation and marketing costs. We intend to raise the required funds through private placement sale of our common stock.  We will realize no proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. However, there is no guarantee that we will be able to raise the required cash and because of this our business may fail. We have not generated any revenue from operations to date.  The specific cost requirements needed to maintain operations will depend upon demand generated from potential clients but initial projections are discussed in the Plan of Operations.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

SOME OF OUR COMPETITORS HAVE SIGNIFICANTLY GREATER FINANCIAL AND MARKETING RESOURCES THAN DO WE.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

BECAUSE OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our two officers and directors Eithne O’Connor and Grainne O’Connor will only be devoting limited time to our operations. Grainne will be handling most of the company’s day to day operations and intends to devote 20 hours of his week to our business affairs until such a time when a salary can be drawn. Eithne O’Connor will be available on an as needed basis until full operations begin. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY TWO OFFICERS AND ONE DIRECTOR WHO HAVE NO FORMAL TRAINING IN  WEB-BASED MATCH-MAKING OR RELATIONSHIP BUILDING  SERVICES OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our two officers Eithne O’Connor and Grainne O’Connor do not have experience in the field of web-based ‘match making’ services. Because of this lack of experience there is a risk that some of the strategic or operational factors needed to achieve self-sustaining levels of revenues may be overlooked. If we are unable to reach our projected break-even level of clients our business could fail or require additional financing beyond our current budget.

OUR AUDITOR HAS ISSUED A GOING CONCERN OPINION.   BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO

CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.

We will be incurring losses until we build a break-even level of revenue.  Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR OFFICERS AND DIRECTORS OWN 56% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our officers and directors, Eithne O’Connor and Grainne O’Connor, own approximately 56% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our officers and directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives her significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

THE AMOUNT OF SHARES TO BE SOLD THROUGH THIS OFFERING MAY MAKE IT DIFFICULT TO MAKE A SUCCESSFUL OFFERING OF OUR SECURITIES IN THE NEAR FUTURE.

Our selling shareholders are offering a significant percentage (44%) of our outstanding shares through this registration statement.  As such, it may be difficult to make a successful offering of our securities to raise capital in the near future.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTORS.

We are organized under the laws of State of Nevada, but our officers and directors are non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Eithne O’Connor and Grainne O’Connor in the United States and to enforce in the United States judgments obtained in United States courts against Mr. O’Connor based on the civil liability provisions of the United States securities laws. Since our assets will be located in Europe and other non-US countries it may be difficult or impossible for U.S. investors to collect a judgment against us. In addition, any judgment obtained in the United States against us may not be enforceable in the United States.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of this registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Risks Associated With This Offering

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO THOSE OF COMPANIES THAT COMPLY WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN “EMERGING GROWTH COMPANY”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, which would be in our second annual report regardless of whether we continue to qualify as an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS AATRACTIVE TO INVESTORS.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT (JOBS), WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     *    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     *    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     *    disclose certain executive compensation related items such as the  correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following July 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

WE WILL ELECT TO TAKE ADVANTAGE OF THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED  ACCOUNTING STANDARDS UNDER SECTION 102(B)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK” RULES OF THE

SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

OUR OFFICERS AND DIRECTOR OWN 56% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.  IF THEY CHOOSE TO SELL THEIR SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the controlling amount of their share ownership in our Company, if our officers and director decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and director decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

OUR OFFICERS AND DIRECTOR CURRENTLY OWN 56% OF THE ISSUED AND OUTSTANDING STOCK AND WILL CONTINUE TO CONTROL 56% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AFTER THIS OFFERING.

Presently, the Company’s Officers and Director beneficially own 6,500,000 (56%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Oconn Industries Corp. shareholders, including the election of directors.    In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

OUR DIRECTOR AND OFFICERS WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY OTHER.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Oconn Industries Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

As a public company we will incur additional costs including but not limited to the following: Audit, Legal, Prospectus printing and drafting, SEC fees, Market Maker, Transfer Agent, and EDGAR filing fees. These costs are expected to run between $15,000 and $35,000 per year.

IF WE DO NOT FILE A REGISTRATION STATEMENT ON FORM 8-A TO BECOME A MANDATORY REPORTING COMPANY UNDER SECTION 12(g) OF THE SECURITIES AND EXCHANGE ACT OF 1934, WE WILL CONTINUE AS A REPORTING COMPANY AND WILL NOT BE SUBJECT TO THE PROXY STATEMENT REQUIREMENTS, AND OUR OFFICERS, DIRECTORS AND 10% STOCKHOLDERS WILL NOT BE REQUIRED TO SUBMIT REPORTS TO THE SEC ON THEIR STOCK OWNERSHIP AND STOCK TRADING ACTIVITY, ALL OF WHICH COULD REDUCE THE VALUE OF YOUR INVESTMENT AND THE AMOUNT AND OF PUBLICLY AVAILABLE INFORMATION ABOUT US.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2013, including a Form 10-K for the year ended July 31, 2013, assuming this registration statement is declared effective before that date. At or prior to July 31, 2013, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on July 31, 2013. If we do not file a registration statement on Form 8-A at or prior to July 31, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

WE ARE NOT A FULLY REPORTING COMPANY UNDER THE EXCHANGE ACT OF 1934, AS AMENDED, AND THUS SUBECT ONLY TO THE REPORTING REQUIREMENTS OF SECTION 15(d).

Until our common stock is registered under the Exchange Act of 1934, as amended (the "Exchange Act"), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investor who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e., under Section 13 of the Exchange Act.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Our management, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act.

OUR SHARES MAY NOT BECOME ELIGIBLE TO BE TRADED ELECTRONICALLY WHICH WOULD RESULT IN BROKERAGE FIRMS BEING UNWILLING TO TRADE THEM.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at a fixed price of $0.01 per share unless and until our shares are quoted on the OTC Bulletin Board.  We determined this offering price arbitrarily. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,200,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

     1.   5,200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on

          July 4, 2012;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;

     2.   the total number of shares that are to be offered for each;

     3.   the total number of shares that will be owned by each upon completion of the offering; and

     4.   the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Kenneth Murphy	200,000	200,000	Nil	Nil
Bryan O’Flynn	200,000	200,000	Nil	Nil
Donal Larkin	200,000	200,000	Nil	Nil
Derek Long	200,000	200,000	Nil	Nil
Elizabeth O’Donovan	200,000	200,000	Nil	Nil
Trevor Thompson	200,000	200,000	Nil	Nil
Deborah O’Shea	200,000	200,000	Nil	Nil
Margaret Coleman	200,000	200,000	Nil	Nil
Lora Murphy	200,000	200,000	Nil	Nil
Bertie Trevor Lane	200,000	200,000	Nil	Nil
Patrick Harrington	200,000	200,000	Nil	Nil
Joseph O’Driscoll	200,000	200,000	Nil	Nil
Richard Cotter	200,000	200,000	Nil	Nil
Eoin Scannell	200,000	200,000	Nil	Nil
Amy Holmes	200,000	200,000	Nil	Nil
Fracis Kelleher	200,000	200,000	Nil	Nil
Patrick Bozynski	200,000	200,000	Nil	Nil
Thomas Doyle	200,000	200,000	Nil	Nil
Annie O’Connor	200,000	200,000	Nil	Nil
Rebecca O’Leary	200,000	200,000	Nil	Nil
Patrick O’Connor	200,000	200,000	Nil	Nil
Katherine Coleman	200,000	200,000	Nil	Nil
Anthony O’Leary	200,000	200,000	Nil	Nil
Brenda Cullen	200,000	200,000	Nil	Nil
Colette Lynch	200,000	200,000	Nil	Nil
Patrick Greene	200,000	200,000	Nil	Nil

To our knowledge, none of the selling shareholders or their beneficial owners:

-  has had a material relationship with us other than as a shareholder at any time within the past three years; or

-  has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-   are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at a fixed price of $0.01 unless and until our shares are quoted on the OTC Bulletin Board.  We determined this offering price arbitrarily.  We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

If applicable, the selling shareholders may distribute shares to one or more of their nominees who are unaffiliated with us.  Such nominees may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any nominees with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

For the purpose of this registration statement nominee will be defined as: (a)  a person or entity who is requested or named to act for another, such as an agent or trustee, or (b) a potential successor to another's rights under a contract.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Other than those who are considered affiliates and must comply with Rule 144, the persons listed in the table above plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

Any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-          a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-          a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-          a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-          a toll-free telephone number for inquiries on disciplinary actions;

-          a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-          such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

-          The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-          bid and offer quotations for the penny stock;

-          the compensation of the broker-dealer and its salesperson in the transaction;

-          the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-          monthly account statements showing the market value of each penny stock held in the customer's account.

-          In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of the date of this prospectus, there were 11,700,000 shares of our common stock issued and outstanding held by 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus have been audited by PLS CPAs, 4725 Mercury St., #210, San Diego, CA 92111. To the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on October 26, 2010. We have not started operations but started initial work on a corporate website (www.charmslove.com.) As of the date of this prospectus, our website only includes contact information and is set up as a staging site until we raise additional capital.  We intend to create a website that will offer its users location-based social networking with the purpose of finding a meaningful relationship. We intend to stand out amongst our peers with competitive pricing and mobile proximity features that will allow it to act like a virtual lounge. Based on criteria chosen by the user they can search for and be found by others who meet the specified criteria.

Services offered through website: Third party advertising, Sign up for personal Online dating profile for men and women, will provide an match making services: connecting men and women based on similar interests, age, sex, and geo graphical locations.  We intend to offer a week free for users to sign up and generate a dating profile and then we will charge month by month and full year payment options.   We will also generate revenues by offering potential advertisers a variety of online advertising methods on our website, such as; text ads, display ads, pop-up ads, flash/DHTML ads, and video ads.

As a company based in the UK we will begin our geographic location in the greater United Kingdom and grow this location as our popularity grows.  We do not believe our services will be subject to into any privacy laws or regulation or data protection. A legal privacy agreement will be drafted and will have to be reviewed and accepted before any member joins our site. Each member will have the right to allow what viewers can see their profile, and what specific content from their profile. The websites data will be kept under locked private servers we plan to design.

Pro Forma Expense and Revenue Budget (All costs have been converted to US dollars our reporting currency)

Before any revenue is generated the company will require additional capital which we intend to raise through an equity financing and the filing of an additional registration statement. We will realize no material proceeds from the present registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. We intend to concentrate all our efforts on raising capital during this period.

We cannot commence our plan of operations even if this registration statement goes effective because we will not receive any proceeds from the sale of shares. We can only commence operations if we raise cash through the future sale of shares.  We will require additional financing of $215,000 in order to proceed with our full business plan for a full year. We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our officers and directors.  We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing.

We may not be able to sell our shares and raise any funds in our secondary offering at which point we would be unable to execute our business plan.

If we are successful in raising capital we intend on carrying out our plan of operations.  The below estimated budget amounts represent funds that we will require from our secondary offering and do not represent the amounts that we have currently allocated from our existing capital resources.

Capital Expenses

Major budgeted expenses include the following:

Subsequent Private Placement Offering: $20,000

Initial Website Development: $40,000

Marketing and Related: $80,000

General and Administrative: $75,000

Total Estimated Capital Expenses: $215,000

Variable Expenses

The primary variable cost will be web-based consulting services. Our Capital Expenses include a full website creation cost that will include mobile proximity features. However as we increase the number of clients we will require additional technical services to make revisions and updates to the corporate website.

General and Administrative and Overhead

Audit: $20,000

Legal: $8,000

Filing fees: $2,000

Salaries: $40,000

Miscellaneous: $5,000

Total Estimated Corporate Overhead Expenses: $75,000

Revenues

Revenues will be based on the amount of clients we are able to provide our services to and the amount of user traffic we are able to drive to our site.

Site Memberships:

We intend to offer a week free and then a month by month and full year payment options. We intend to offer month to month rates of USD$9.99 or a full year for $99.99. We feel this price point could allow for two advantages.  First, keeping the price below $10 a month we believe it will help with impulse purchases. Second, we feel this competitive pricing will help to gain users quickly; a high number of users would provide for a more social experience with the for proximity features

Online Advertisements:

We also intend to offer online advertising on our website, such as; text ads, display ads, pop-up ads, flash/DHTML ads, and video ads.  The price we are able to charge for these types of advertisements will depend on user traffic and if our business model is successful will increase over time. We have not set any pricing at this time. We may decide not to use some types of  advertising on our website if our users complain that it is interfering with the quality of the website.

Event Hosting

We intend to host ‘social-proximity events’ where site members can bring their mobile devices and connect with others in a mix of online/real situations. We believe this will interest people who may benefit from a technology-based approach who may otherwise be too socially nervous or shy to approach people. Revenues will be generated by charging through the site a event fee in order to have access to a specific ‘virtual lounge’ for a given event.

Market

Our market will be singles in all location of the world. We will focus marketing efforts in English-speaking countries to start but intend to create multi-lingual services at some point in the future. Anyone who has access to a computer and is seeking to find a partner is a potential client, however, we believe our proximity functions are the main draw for our services and this will appeal most to those with mobile devices.

Competition

Oconn Industries intends to establish itself as a competitive company in the already existing and growing realm of online dating services.  Our competitors will be firms offering similar services and functions.  Currently we do not have a website and we have no customers.  We believe our pricing and proximity features will help to establish ourselves in this saturated market but there is no way to be sure we can attract a sufficient market share in order to become a profitable Company.

Marketing

We intend to use all the standard web-based marketing methods used including Search Engine Optimization, a user-friendly website and multiple domain names. In addition we intend to actually host events that will help to promote our services and provide a voluble service in itself. During the construction of our website we intend to also create an application for mobile platforms to allow for easy access to proximity services.

Employees

We are a development stage company and currently have no employees, other than our two officers and directors. We intend to hire additional employees as required in the future.

Government Regulations

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business. We do not believe that government regulation will have a material impact on the way we conduct our business in the UK or Ireland.

Research and Development

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

Our principal offices are located at Daws House, 33-35 Daws Lane, London, England NW7 4SD. Our telephone number is 0-808-189-1222.  The current office space is being loaned to us free of charge by our Director, Grainne O’Connor. We do not pay any rent and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 28 registered shareholders.

Rule 144 Shares

11,700,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  The resale of our common stock must be by way of registration or through reliance upon an  exemption from registration.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

All figures have been converted into US Dollars our reporting currency

Completion of Subsequent Financing (180 days after the effectiveness of this registration statement)

We expect to complete an additional private offering of our Common Stock within 180 days after the effectiveness of this registration statement by the Securities and Exchange Commission. We intend to concentrate all our efforts on raising capital during this period. We do not plan to begin business operations until we complete our additional private offering. We may not be able to sell additional shares and thus we may not raise any funds through future offerings.  We will require additional financing of $215,000 in order to proceed with our full business plan for a full year.  The breakdown of the $185,000 is discussed in the plan of operation except for the $75,000 associated with General and Administrative expenses. We will realize no proceeds from this registration statement and may have difficulties in raising additional funds due to the creation of a secondary market of shares for sale. We may not be able to sell our shares and raise any funds in our secondary offering at which point we would be unable to execute our business plan.

We plan to sell additional common shares in order to raise the funds necessary to pursue our plan of operations. Issuances of additional shares will result in dilution to our existing shareholders. We also may receive loans from our officers and directors.  We currently do not have any arrangements in place for obtaining director loans and there is no assurance that we will be successful in completing any equity financing. Once the present registration statement is effective there will be a ready market of secondary shares for sale, from which we will receive no proceeds. This will make it difficult to complete our subsequent offering and the future share price will dictate the price of any additional raises.

The below estimated budget amounts represent funds that we will require from our secondary offering and do not represent the amounts that we have currently allocated from our existing capital resources.

Budget: 20,000

Develop Website (45 days after the effectiveness of this registration statement)

We have begun work initial work on our website but additional funds are required to complete the client management system and proximity-based services including mobile applications.

Budget: $40,000

Begin Marketing (Immediately after subsequent financing)

Oconn Industries Corp will use all the standard web-based marketing methods used including Search Engine Optimization, a user-friendly website and multiple domain names. In addition we intend to actually host events that will help to promote our services and provide a voluble service in itself.

Budget: $100,000

Summary

In summary, we should be in full operation and taking on 225 days after the effectiveness of this registration statement only if we are able to seek additional financing.  Should we be unable to obtain additional financing we would not be able to fully operate. Our main focus once in full operation will be to expand our business through marketing efforts and constantly improving our website with the aim to be the most user friendly and effective site of its kind.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up company and have not generated any revenues. We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations For the Period Ending July 31, 2012 and October 31, 2012

We did not earn any revenues from our incorporation on October 26, 2010 to July 31, 2012. We incurred operating expenses in the amount of ($1,863) for the period from our inception on October 26, 2010 through July 31, 2012. These operating expenses were comprised of incorporation costs, website, bank service charges and other development costs.

As of July 31, 2012, our current assets were $38,127 and our liabilities were $990, which resulting in a working capital of 37,137. As of July 31, 2012, current assets were comprised of $38,127 in cash and liabilities were comprised of $990 director loan. Management believes the current cash position is sufficient to complete a subsequent private offering but not enough cash to begin full operations. We will require additional capital in order to develop our website, begin marketing and initiate operations.  Our current monthly burn rate is approximately $2,500 and our current capital will last the Company less than 10 months.  We may not be able to sell additional shares and thus we may not raise any funds through future offerings.

As of October 31, 2012, our currents assets were $34,139 and our liabilities were $2,990, resulting in a working capital of $31,149.  As of October 31, 2012, current assets were comprised of $29,339 in cash and cash equivalents and $4,800 in prepaid legal fees.   Liabilities were comprised of $2,000 in accounts payable and a $990 director loan.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age

Eithne O’Connor	34	Director

Executive Officers:

Name of Officer	Age	Office

Eithne O’Connor	34	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer
Grainne O’Connor	25	Secretary

Biographical Information

Eithne O’Connor

Since our inception on October 26, 2010, Eithne O’Connor has been our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and a member of our board of directors. Mr. O’Connor is an Honour Economics graduate with over five years post qualification experience as an ACCA accountant. Since finishing university in 2004 Eithne has been a financial accountant for John F. Suppple Ltd., a construction firm in Ireland. Mr. O’Connor has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 50% of his business time to our affairs.

Mr. Eithne O’Connor is the brother of Ms. Grainne O’Connor.

Grainne O’Connor

Since April 1, 2011, Grainne O’Connor has been our Secretary. From 2003 through 2007 Ms. O’Connor attended Sheffield Hallam University in Durham, UK where she obtained a Bachelor’s of Science degree. 2009 through present she worked at Mercy Hospital as a Radiographer and for 2 years before this time she worked at Waterford Regional Hospital in the same capacity. Grainne has not been a member of the board of directors of any corporations during the last five years. She intends to devote approximately 30% of his business time to our affairs.

Ms. Grainne O’Connor is the sister of Mr. Eithne O’Connor.

Term of Office

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

During the period from inception (October 26, 2010) to the period ended July 31, 2012, no compensation has been accrued by or paid to

(i)                 any individual serving as Oconn Industries Corp.’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)               Oconn Industries Corp.’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)             up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Oconn Industries Corp. at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2012, and we do not anticipate paying any salaries at any time in 2012.  We will not begin paying salaries until we have adequate funds to do so.

The officers and director are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our sole director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended July 31, 2012, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by them as director.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on October 26, 2010 to July 31, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
EithneO’Connor President, CEO, CFO, Treasurer, Chief Accounting Officer, and director	2012	None	None	None	None	None	None	None	None
Grainne O’Connor Secretary	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Eithne O’Connor or Grainne O’Connor. We do not pay them for acting as a directors or officers.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at July 31, 2012 except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Eithne O’Connor Daws House, 33-35 Daws Lane London, England NW7 4SD	4,000,000	34% (1)
Common Stock	Grainne O’Connor Daws House, 33-35 Daws Lane London, England NW7 4SD	2,500,000	21% (1)
Common Stock	All Officers and Directors as a group that consists of two person	6,500,000 shares (1)	55%

(1)     The percent of class is based on 11,700,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships, Related Transactions and Director Independence

Eithne O’Connor purchased 4,000,000 shares of Oconn Industries Corp. at a price of $0.002 per share on March 6, 2012 These shares were purchased as an equity offering from the Company. Grainne O’Connor purchased 2,500,000 shares of Oconn Industries Corp. at a price of $0.002 per share on March 8 2012. These original issuance shares were purchased as an equity offering from the Company. None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

As of July 31, 2012, as Director and President, Eithne O’Connor has outstanding loans with the Company in the amount of $990. The loans are non-interest bearing, unsecured and due upon demand.

Director Independence

Our common stock is not currently listed on a national securities exchange or an inter-dealer quotation system. We intend to apply to have our common stock quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, Eithne O’Connor is not independent because he is an executive officer of our company.

Promoters and Certain Control Persons

Eithne O’Connor and Grainne O’Connor are promoters of Oconn Industries Corp.

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•         Unaudited Interim Financial Statements for the period from inception (October 26, 2010) to October 31, 2012

•         Audited Financial Statements for the period from Inception (October 26, 2010) to the period ended July 31, 2012

OCONN INDUSTRIES CORP.

(A Development Stage Company)

INDEX TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

From Inception on October 26, 2010 through October 31, 2012

OCONN INDUSTRIES CORP. (A Development Stage Company) Condensed Balance Sheets

	October 31, 2012	July 31, 2012
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$29,339	$38,127
Prepaid legal fees	4,800	-
Total Current Assets	34,139	38,127

TOTAL ASSETS	$34,139	$38,127

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable	2,000	-
Due to related party	990	990
Total Current Liabilities	2,990	990

TOTAL LIABILITIES	2,990	990

STOCKHOLDERS’ EQUITY
Common Stock, par value $0.001, 75,000,000 shares authorized, 11,700,000 shares issued and outstanding	11,700	11,700
Additional paid-in capital	27,300	27,300
Deficit accumulated during the development stage	(7,851)	(1,863)
Total Stockholders’ Equity	31,149	37,137

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,139	$38,127

The accompanying condensed notes are an integral part of these condensed financial statements.

OCONN INDUSTRIES CORP. (A Development Stage Company) Condensed Statements of Operations (Unaudited)
	Three Months Ended October 31, 2012	Three Months Ended October 31, 2011	Cumulative From Inception on October 26, 2010 to October 31, 2012

REVENUES:	$-	$-	$-

OPERATING EXPENSES:
General and administrative	488	-	2,351
Professional fees	5,500	-	5,500
Total Operating Expenses	5,988	-	7,851

OTHER INCOME AND EXPENSE	-	-	-

NET LOSS	$(5,988)	$(0.00)	$(7,851)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	11,700,000	-

The accompanying condensed notes are an integral part of these condensed financial statements.

OCONN INDUSTRIES CORP. (A Development Stage Company) Condensed Statements of Cash Flows (Unaudited)

	Three Months Ended October 31, 2012	Three Months Ended October 31, 2011	Cumulative From Inception on October 26, 2010 to October 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,988)	$-	$(7,851)
Changes in operating assets and liabilities:
Prepaid legal fees	(4,800)	-	(4,800)
Accounts Payable	2,000		2,000
Net cash used in operating activities	(8,788)	-	(10,651)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party	-	-	990
Issuance of common stock for cash	-	-	39,000
Net cash provided by financing activities	-	-	39,990

Net increase (decrease) in cash and cash equivalents	(8,788)	-	29,339

Cash and cash equivalents - beginning of period	38,127	-	-

Cash and cash equivalents - end of period	$29,339	$-	$29,339

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying condensed notes are an integral part of these condensed financial statements.

OCONN INDUSTRIES CORP.

(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

October 31, 2012

NOTE 1 -  CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at October 31, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's July 31, 2012 audited financial statements.  The results of operations for the period ended October 31, 2012 are not necessarily indicative of the operating results for the full years.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $29,339 and $38,127 in cash and cash equivalents at October 31, 2012 and July 31, 2012, respectively.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for accounts payable approximate fair value because of their immediate or short term maturity.

Start-Up Costs

In accordance with ASC 720, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Loss Per Share of Common Stock

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the periods specified:

	Three Months Ended October 31, 2012	Three Months Ended October 31, 2011
Net loss	$(5,988)	(0.00)

Weighted average common shares
outstanding (Basic)	11,700,000	-
Weighted average common shares
outstanding (Diluted)	11,700,000	-

Net loss per share (Basic and Diluted)	$(0.00)	(0.00)

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. The Company has no potentially dilutive shares, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue will consist of monthly and annual membership fees and the sale banner advertising on our website and will be recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 75,000,000 common shares, with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (October 26, 2010) to October 31, 2012, the Company has issued 6,500,000 common shares at $0.002 per share for $13,000 in cash, being $6,500 for par value shares and $6,500 for capital in excess of par value and 5,200,000 common shares at $0.005 per share for $26,000 in cash, being $5,200 for par value shares and $20,800 for capital in excess of par value.  There were 11,700,000 common shares issued and outstanding at October 31, 2012 and July 31, 2012.  Of these shares, 6,500,000 were issued to officers and a director of the Company.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 – DUE TO RELATED PARTY

As at October 31, 2012 and July 31, 2012, the Company was obligated to an officer, who is also a stockholder, for expenses paid for on behalf of and amounts advanced to the Company in exchange for a non-interest bearing demand loan with a balance of $990.

NOTE 5 -  GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at October 31, 2012, the Company has a loss from operations of $5,988 an accumulated deficit of $7,851 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending July 31, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 6 -  SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through December 17, 2012, the date of available issuance of these financial statements and determined that there are no material subsequent events to report.

OCONN INDUSTRIES CORP.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

FINANCIAL STATEMENTS

Inception on October 26, 2010 through July 31, 2012

OCONN INDUSTRIES CORP.

Table of Contents

                                                                                                                                                    Page

Audit Report of Independent Accountants.................................................................................... 32

Balance Sheets – July 31, 2012 and 2011..................................................................................... 33

Statement of Operations for the Year Ended July 31, 2012 and 2011

and from inception on October 26, 2010 through July 31, 2012.................................................. 34

Statement of Stockholder’s Equity (Deficit) from inception

on October 26, 2010 through July 31, 2012................................................................................. 35

Statement of Cash Flows for the Year Ended July 31, 2012 and 2011

and from inception on October 26, 2010 through July 31, 2012.................................................. 36

Notes to Financial Statements....................................................................................................... 37

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t  SAN DIEGO t  CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t  FAX (858) 761-0341  t  FAX (858) 433-2979

t E-MAIL changgpark@gmail.com  t

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Oconn Industries Corp.

We have audited the accompanying balance sheet of Oconn Industries Corp.,  (A Development Stage “Company”) as of July 31, 2012 and 2011, the related statements of operations, changes in shareholders’ equity and cash flows for the years then ended July 31, 2012 and 2011, and period from October 26, 2010 (inception) to July 31, 2012. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oconn Industries Corp. as of July 31, 2012 and 2011, the result of its operations and its cash flows for the years ended July 31, 2012 and 2011, and the period from October 26, 2010 (inception) to July 31, 2012 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PLS CPA

____________________

  PLS CPA, A Professional Corp.

August 22, 2012

San Diego, CA. 92111

OCONN INDUSTRIES CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AT JULY 31, 2012 AND 2011

ASSETS	2012	2011
Current Assets
Cash and cash equivalents	$ 38,127	$ 0
Total Current Assets	38,127	0

TOTAL ASSETS	$ 38,127	$ 0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Due to related party	990	990

Total Liabilities	990	990

Stockholders’ Equity
Common stock, par $0.001, 75,000,000 shares authorized, 11,700,000 shares issued and outstanding (0 shares issued and outstanding – 2010)	11,700	0
Additional paid in capital	27,300	0
Deficit accumulated during the development stage	(1,863)	(990)

Total Stockholders’ Equity	37,137	0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 38,127	$ 0

The accompanying notes are an integral part of the financial statements.

OCONN INDUSTRIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

PERIOD FROM OCTOBER 26, 2010 (INCEPTION) TO JULY 31, 2012

	Year ended July 31, 2012	Period ended July 31, 2011	Period from October 26, 2010 (Inception) to July 31, 2012

GROSS REVENUES	$ 0	$ 0	$ 0

OPERATING EXPENSES
Professional fees	0	0	0
Website design	800	0	800
General and administrative	73	990	1,063
TOTOAL OPERATING EXPENSES	873	990	1,863

LOSS FROM OPERATIONS	(873)	(990)	(1,863)

OTHER EXPENSES	0	0	0

NET LOSS BEFORE INCOME TAXES	(873)	0	(1,863)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$ (873)	$ (990)	$ (1,863)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,869,945	0

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	$ (0.00)

                        The accompanying notes are an integral part of the financial statements.

OCONN INDUSTRIES CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM OCTOBER 26, 2010 (INCEPTION) TO JULY 31, 2012

	Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, October 26, 2010	0	$ 0	$ 0	$ 0	$ 0

Net income for the period ended July 31, 2010	-	-	-	(990)	0

Balance, July 31, 2011	0	0	0	(990)	(990)

Common stock issued for cash to founders at $0.002 per share	6,500,000	6,500	6,500	-	13,000
Common stock issued for cash at $0.005 per share	5,200,000	5,200	20,800	-	26,000

Net loss for the year ended July 31, 2012	-	-	-	(873)	(1,863)

Balance July 31, 2012	11,700,000	$ 11,700	$ 27,300	$ (1,863)	$ 37,127

The accompanying notes are an integral part of the financial statements.

F-4

OCONN INDUSTRIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

PERIODS ENDED JULY 31, 2012 AND 2011

PERIOD FROM OCTOBER 26, 2010 (INCEPTION) TO JULY 31, 2012

	Year ended July 31, 2012	Period ended July 31, 2011	Period from October 26, 2010 (Inception) to July 31, 2012
Cash Flows from Operating Activities:
Net loss for the period	$ (873)	$ (990)	$ (1,863)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Changes in Assets and Liabilities	0	0	0
Increase in accrued expenses	0	0	0
Net Cash Used in Operating Activities	(873)	(990)	(1,863)

Cash Flows from Investing Activities
Net Cash Used in Investing Activities	0	0	0

Cash Flows from Financing Activities:
Proceeds from notes payable – related party	0	990	990
Proceeds from the sale of common stock	39,000	0	39,000
Net Cash Provided by Financing Activities	39,000	990	39,990

Net Increase in Cash and Cash Equivalents	38,127	0	38,127

Cash and Cash Equivalents – Beginning	0	0	0

Cash and Cash Equivalents – Ending	$ 38,127	$ 0	$ 38,127
Supplemental Cash Flow Information:
Cash paid for interest	$ 0	$ 0	$ 0
Cash paid for income taxes	$ 0	$ 0	$ 0

The accompanying notes are an integral part of the financial statements.

1. ORGANIZATION AND BUSINESS OPERATIONS

OCONN INDUSTRIES CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on October 26, 2010.  The Company is in the development stage as defined under ASC 915, Development Stage Enterprises and it intends to provide web-based dating services.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, October 26, 2010 through July 31, 2012 the Company has accumulated losses of $1,863.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $1,863 as of July 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the financing necessary to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

 c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

 d) Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates.

 e) Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

f) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

g) Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h) Basic and Diluted Net Loss per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

i) Fiscal Periods

The Company's fiscal year end is July 31.

j) Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds and as such, it believes that any associated credit risk exposures are limited.

k) Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued 2010-06, “Improving Disclosures about Fair Value Measurements”.  This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy.  In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3.  The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010.  As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” which eliminates the requirements for SEC filers to disclose the date through which an entity has evaluated subsequent events.  ASU No. 2010-09 is effective for fiscal quarters beginning after December 15, 2010.  The adoption of ASU No. 2010-09 will not have a material impact on the Company’s financial statements.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $0.001 per share.  In March of 2012, the Company issued 6,500,000 shares of common stock at a price of $0.002 per share for total cash proceeds of $13,000.

In July of 2012, the Company issued 5,200,000 shares of common stock at a price of $0.005 per share for total cash proceeds of $26,000.

During the period October 26, 2010  (inception)  to July 31, 2012, the Company  sold  a  total of  11,700,000 shares of common stock  for  total  cash proceeds of  $39,000.

4. INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39 percent to net the loss before provision for income taxes for the following reasons:

July 31, 2012
Income tax expense at statutory rate	$(708)
Valuation allowance	708
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

July 31, 2012
NOL carryover	$708
Valuation allowance	(708)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $1,863 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

5. RELATED PARTY TRANSACTONS

October 26, 2010, an officer and director loaned the Company $990. The loan is non-interest bearing, due upon demand and unsecured.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through August 22, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, at 100 F Street, NE, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.  Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Exchange Act and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders.  We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act.  Upon our common stock becoming registered under the Exchange Act we will be required to file annual, quarterly and current reports, and other information with the SEC.  Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

[OUTSIDE BACK COVER OF PROSPECTUS]

Dealer Prospectus Delivery Obligation

Until ____, 2012 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.09
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$2,000.00
Legal fees and expenses	$3,500.00
Edgar filing fees	$1,000.00
Audit fees and expense	$4,500.00

Total	$16,007.09

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 4,000,000 shares of our common stock to Eithne O’Connor on March 6, 2012.  Mr. O’Connor is our President, Chief Executive Officer, Treasurer and a director. He acquired these 4,000,000 shares at a price of $0.002 per share for total proceeds to us of $8,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. O’Connor was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We issued 2,500,000 shares of our common stock to Grainne O’Connor on March 8, 2012.  Mr. O’Connor is director. He acquired these 2,500,000 shares at a price of $0.002 per share for total proceeds to us of $5,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. O’Connor was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 5,200,000 shares of our common stock at a price of $0.005 per share to the following 26 purchasers on July 4 2012:

Name Of Subscriber	Number of Shares
Kenneth Murphy	200,000
Bryan O’Flynn	200,000
Donal Larkin	200,000
Derek Long	200,000
Elizabeth O’Donovan	200,000
Tevor Thompson	200,000
Deborah O’Shea	200,000
Margaret Coleman	200,000
Lora Murphy	200,000
Bertie Trevor Lane	200,000
Patrick Harrington	200,000
Joseph O’Driscoll	200,000
Richard Cotter	200,000
Eoin Scannell	200,000
Amy Holmes	200,000
Francis Kelleher	200,000
Patrick Dozynski	200,000
Thomas Doyle	200,000
Annie O’Connor	200,000
Rebecca O’Leary	200,000
Patrick O’Connor	200,000
Katherine Coleman	200,000
Anthony O’Leary	200,000
Brenda Cullen	200,000
Colette Lynch	200,000
Patrick Greene	200,000

The total amount received from this offering was $52,000. We completed this offering pursuant to Regulation S of the Securities Act

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion re: Legality*
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)*

*Previously filed as exhibits to the Company’s Registration statement on Form S-1, File Number 333-184830 and incorporated herein.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the London, England, on January 29, 2013.

Oconn Industries Corp.

By:/s/ Eithne O’Connor
Eithne O’Connor
President, Chief Executive Officer,
Treasurer, Chief
Accounting Officer, Chief Financial Officer and Director

Oconn Industries Corp.

By:/s/ Grainne O’Connor
Grainne O’Connor
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Eithne O’Connor	President, Chief Executive	January 29, 2013
Officer, Treasurer,
Eithne O’Connor	Chief Accounting Officer,
Chief Financial Officer
and Director

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Grainne O’Connor	Secretary	January 29, 2013

Grainne O’Connor